Exhibit 10.3

AMENDMENT TO CLASS B INTEREST AWARD AGREEMENT

This Amendment to the Class B Interest Award Agreement (this “Amendment”) is made and entered into effective as of April 26, 2019 (the “Amendment Date”) by and between CPN Management LP, a Delaware limited partnership (“CPN Management”), and Charles Gates (the “Employee”), an employee of Calpine Corporation, a Delaware corporation and a wholly owned subsidiary of CPN Management (“Calpine”). Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Original Agreements (as defined below).

WHEREAS, CPN Management and the Employee entered into that certain Class B Interest Award Agreement effective March 8, 2018 (the “March Agreement”);

WHEREAS, CPN Management and the Employee entered into that certain Class B Interest Award Agreement effective August 29, 2018 (the “August Agreement”, and together with the March Agreement, the “Original Agreements”);

WHEREAS, CPN Management and the Employee desire to amend the Original Agreements to change the vesting schedule of the Awards granted thereunder pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, CPN Management and the Employee hereto do hereby agree that, effective as of the date hereof, the Original Agreements are hereby amended as follows:

1.	Vesting Schedule. The table setting forth the vesting schedule set forth in Section 1(a) of the March Agreement is hereby deleted in its entirety and replaced with the following:

Total Class B Interest subject to vesting (as of Date of Grant)	Incremental Vesting of Award (as of annual vesting dates)
March 8, 2018: 0.1700%	March 8, 2019: 0.057% March 8, 2020: 0.057% March 8, 2021: 0.056%

2.	Vesting Schedule. The table setting forth the vesting schedule set forth in Section 1(a) of the August Agreement is hereby deleted in its entirety and replaced with the following:

Total Class B Interest subject to vesting (as of Date of Grant)	Incremental Vesting of Award (as of annual vesting dates)
August 29, 2018: 0.0200%	March 8, 2019: .007% March 8, 2020: .007% March 8, 2021: .006%

3.
Amendment Governs in the Case of Conflict. In the event that any terms or provisions of the Original Agreements conflict or are inconsistent with the terms and provisions of this Amendment, the terms of this Amendment shall govern and control.

4.	No Further Modification. Except as amended hereby, the Original Agreements remain unmodified and in full force and effect.

5.
Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement. To the extent signed and delivered by means of a facsimile or other electronic transmission (including email of a PDF signature), the same shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

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[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Class B Interest Award Agreement effective as of the Amendment Date.

CPN MANAGEMENT, LP

By:	Volt Parent GP, LLC, its general partner

By:	/s/ TYLER REEDER
Name:	Tyler Reeder
Title:	Managing Partner

[Amendment to Award Agreement between CPN Management, LP and the Employee]

THE EMPLOYEE

/s/ CHARLES GATES
Charles Gates

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[Amendment to Award Agreement between CPN Management, LP and the Employee]